Exhibit 10.19
AMENDMENT

dated as of January 26, 2012
to the
MASTER REPURCHASE AGREEMENT
dated as of May 9, 2011
between

Barclays Capital Inc.	and	Provident Mortgage Capital
Associates, Inc.
The parties have previously entered into that certain Master Repurchase Agreement referred to above (the “Agreement”). The parties have now agreed to amend the Agreement pursuant to this amendment (the “Amendment”). Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings assigned to them in the Agreement
Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:
1.	Amendment of the Agreement
Upon execution of this Amendment by both parties, the Agreement shall be and is hereby amended as follows:
(a)	Annex I. paragraph 5. Additional Events of Default of Counterparty; sub-paragraph (a) shall be deleted in its entirety and will be replaced by the following:
“(a) Counterparty, as of each fiscal quarter-end, has Stockholders’ Equity of less than the higher of (i) $100,000,000 and (ii) 75% of the highest Stockholders’ Equity from the date of this Agreement;”
2.	Representations
Each party represents to the other party that all representations contained in the Agreement (including all representations set forth in the Annex) are true and accurate as of the date of this Amendment and those representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.
3.	Miscellaneous
(a)	Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(b)	Amendments. No amendment, modification or waiver in respect of this Amendment will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties.

(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original. All signatures need not be on one counterpart.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(e)	Governing Law. This Amendment will be governed by and construed in accordance with the law of the State of New York (without reference to choice of law doctrine).
IN WITNESS WHEREOF, the parties have executed this Amendment on the respective dates specified below with effect from the date first specified on the first page of this Amendment.

Barclays Capital Inc.		Provident Mortgage Capital Associates, Inc.

By:	/s/ Ellen V. Kiernan	By:	/s/ Mark E. Lefanowicz
Title:	Director	Title:	MARK E. LEFANOWICZ, CEO & PRESIDENT
Date:	2/16/12	Date:	1/26/12